Exhibit 10.21

RESTRICTED COMMON STOCK AGREEMENT
FOR EXECUTIVE OFFICER HOLDING A UNITS

RESTRICTED COMMON STOCK AGREEMENT (this “Agreement”) made as of November 6, 2009 (the “Effective Date”), by and between STR Holdings, Inc., a Delaware corporation (the “Company”), and Dennis L. Jilot (the “Holder”).

WHEREAS, STR Holdings (New) LLC (“New LLC”) entered into that certain Unit Grant Agreement with the Holder dated as of November 5, 2009 (the “Grant Agreement”), whereby New LLC granted units of New LLC to the Holder;

WHEREAS, pursuant to that certain Plan of Conversion by New LLC, dated as of November 6, 2009 (the “Plan of Conversion”), New LLC filed with the Secretary of State of the State of Delaware a certificate of conversion converting New LLC into the Company and automatically converting the membership interests of New LLC into shares of common stock, par value $0.01 per share (“Common Stock”), of the Company;

WHEREAS, due to the conversion of New LLC into the Company, any unvested  units of New LLC granted pursuant to the Grant Agreement shall be converted from unvested units of New LLC into Restricted Shares (as defined below) subject to the terms and conditions herein;

WHEREAS, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged; and

WHEREAS, certain capitalized terms used herein are defined in Section 6 hereof.

NOW, THEREFORE, the parties hereto agree as follows:

1.             Restricted Shares.  Subject to the terms and conditions of this Agreement and pursuant to the Plan of Conversion, the Company hereby issues to the Holder 397,491 shares of Common Stock (the “Restricted Shares”).

2.             Holder Representations and Warranties.

(a)           As an inducement to the Company to issue the Restricted Shares to the Holder and as a condition thereto, the Holder represents, acknowledges and agrees (as applicable) that this Agreement constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except to the extent the enforceability thereof may be limited by bankruptcy laws, insolvency laws, moratorium laws or other laws affecting creditors’ rights generally or by general equitable principles, and the execution, delivery and performance of this Agreement by the Holder does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Holder is a party or any judgment, order or decree to which the Holder is subject.

(b)           In addition, the Holder represents, acknowledges and agrees (as applicable) that:

(i)         (x) the Restricted Shares have not been registered under the Securities Act, (y) the Restricted Shares are restricted securities under the Securities Act and (z) the Restricted Shares may not be resold or transferred unless they are first registered under the Securities Act or unless an exemption from such registration is available;

(ii)        the Holder hereby makes the representations and warranties set forth in Exhibit A hereto; and

(iii)       the Company may, but shall not be obligated to, register or qualify the issuance, or the resale, of any of the Restricted Shares under the Securities Act or any other applicable law.

3.             Vesting of Shares.

(a)           All Restricted Shares shall initially be unvested and shall be subject to forfeiture to the Company pursuant to this Agreement.  At such time as a Restricted Share vests in accordance with this Section 3, it shall no longer be a Restricted Share and shall not be subject to forfeiture.

(b)           Vesting.  The Restricted Shares shall vest based on the passage of time.

(i)         Vesting Schedule.  Subject to Sections 3(b)(ii), 3(b)(iii), 3(b)(iv) and to the Holder’s continued employment with the Company on each vesting date, the Restricted Shares shall vest in equal 1/54 installments as of the last day of each of the 54 calendar months following the Effective Date, which for the sake of clarity means November 30, 2009.

(ii)        Acceleration upon Change of Control.  Upon the occurrence of a Change of Control, all then unvested Restricted Shares shall immediately vest in full, so long as the Holder is employed with the Company on the date of the Change of Control.

(iii)       Acceleration at July 18, 2012.  On July 18, 2012, all then unvested Restricted Shares shall immediately vest in full, so long as the Holder is actively employed with the Company in the capacity of chairman, president and chief executive officer.

(iv)       Termination.  (A)  Upon the termination of employment by the Holder for Good Reason or by the Company without Cause, all then unvested Restricted Shares shall immediately vest in full.

(B)  Upon the termination of the Holder’s employment for Cause or for any reason other than pursuant to Clause (A) above, all unvested Restricted Shares shall be forfeited.

4.             Legend.

(a)           Each certificate representing Restricted Shares shall bear each of the following legends.

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXCHANGED UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OR EXCHANGE COMPLIES WITH THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT AND THE RESTRICTED

COMMON STOCK AGREEMENT, EACH AS AMENDED FROM TIME TO TIME, BETWEEN OR AMONG THE COMPANY AND THE INVESTORS PARTY THERETO.  IN ADDITION TO RESTRICTIONS ON TRANSFER, THE RESTRICTED COMMON STOCK AGREEMENT PROVIDES FOR THE VESTING OF THE SHARES ACCORDING TO THE SPECIFIC PROVISIONS OF THE RESTRICTED COMMON STOCK AGREEMENT.  COPIES OF THE REGISTRATION RIGHTS AGREEMENT AND THE RESTRICTED COMMON STOCK AGREEMENT ARE ON FILE WITH THE COMPANY.”

(b)           The certificates shall also bear any legend required by any applicable state securities law.

(c)           The certificates shall be deposited by the Holder, together with a stock power endorsed in blank, with the Company, to be held in escrow during any restriction period.

5.             Restrictions on Transfer and Conversion.

(a)           The Company and the Holder acknowledge and agree that the Restricted Shares are subject to and restricted by this Agreement.  Once vested, the Restricted Shares shall no longer be restricted by the terms of this Agreement but shall be subject to the restrictions set forth in the Registration Rights Agreement and the Securities Act.

(b)           The Restricted Shares shall only be transferable to Restricted Share Permitted Transferees of the Holder.  Any attempt to Transfer any of the Restricted Shares to Persons other than Restricted Share Permitted Transferees of the Holder shall be null and void and have no force or effect, and the Company shall not, and shall cause any transfer agent not to, give any effect in such entity’s share records to such attempted Transfer.

(c)           The Holder acknowledges that the transfer restrictions contained in this Agreement are reasonable and in the best interests of the Company.  The Holder understands that this  Agreement contains forfeiture provisions in respect of the Restricted Shares in favor of the Company or its designee upon the Holder’s termination of employment.

6.             Definitions.

The following terms shall have the meanings ascribed below:

“Cause” means “cause” as defined in the Holder’s employment agreement with the Company or any of its subsidiaries.

“Change of Control” means “Change of Control” as defined in the Holder’s employment agreement with the Company or any of its subsidiaries.

“Good Reason” means “good reason” as defined in the Holder’s employment agreement with the Company or any of its subsidiaries.

“Person” means any individual or any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or other entity and, where the context so permits, the legal representatives, successors in interest and permitted assigns of such Person.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of November 6, 2009, among the Company and certain stockholders of the Company, as amended, modified or supplemented from time to time.

“Restricted Share Permitted Transferees” means (i) any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of the Holder, (ii) a trust that is for the exclusive benefit of the Holder or its Restricted Share Permitted Transferees under clause (i) above or (iii) a limited liability company or corporation, all of the outstanding capital stock or membership interests of which is of record and beneficially owned by the Holder or any of those Persons in clause (i) above.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal law then in force.

“Transfer” means the sale, transfer, assignment, pledge or other disposal (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of any Restricted Shares.

7.             General Provisions.

(a)           Notices.  Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  A notice shall be addressed to the Company at its principal executive office and to the Holder at the address that he or she most recently provided to the Company.

(b)           Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements contained herein shall survive indefinitely, including following termination of this Agreement or of the Holder’s employment with the Company.

(c)           Entire Agreement.  This Agreement and the Registration Rights Agreement shall constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(d)           Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(e)           Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Holder, the Holder’s assigns and the legal representatives, heirs and legatees of the Holder’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(f)            Choice of Law; Jurisdiction; Waiver of Jury Trial.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.

SUBJECT TO THE TERMS OF THIS AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN DELAWARE.  BY

EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF, OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION.  EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(g)           Amendment.  The Board of Directors of the Company, or the Compensation Committee thereof, may amend or alter this Agreement and the Restricted Shares issued hereunder at any time; provided that, no such amendment or alteration shall be made without the consent of the Holder if such action would materially diminish any of the rights of the Holder under this Agreement or with respect to the Restricted Shares.

(h)           Employment Rights.  Neither this Agreement nor any of its provisions is intended to confer or should be construed as conferring any rights on the Holder to continued employment with the Company or any rights of employment for a fixed term.  No contract of employment, express or implied, is created hereby and nothing contained herein shall be construed as creating a joint venture, partnership, agency or other enterprise between the parties.

(i)            No Waiver; Modifications in Writing.  No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided, however, that the Company may amend, modify or terminate the terms of the Restricted Shares in accordance with the terms in the Company’s Certificate of Incorporation.

(j)            Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(k)           Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Common Stock Agreement as of the date first written above.

STR HOLDINGS, INC.

By:	/s/ Barry A. Morris
	Name:	Barry A. Morris
	Title	Executive Vice President and Chief Financial Officer

HOLDER

/s/ Dennis L. Jilot
Dennis L. Jilot

EXHIBIT A

Investment Representations and Warranties

The Holder hereby represents and warrants to the Company that:

1.             The Restricted Shares received by him will be held by him for investment only for his own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of applicable U.S. federal or state or foreign securities laws.  The Holder has no current intention of selling, granting participation in or otherwise distributing the Restricted Shares in violation of applicable U.S. federal or state or foreign securities laws.  The Holder does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity, or to any third person or entity, with respect to any of the Restricted Shares, in each case, in violation of applicable U.S. federal or state or foreign securities laws.

2.             The Holder understands that the Restricted Shares have not been registered under the Securities Act or any applicable U.S. federal, state or foreign securities laws, and that the Restricted Shares are being issued in reliance on an exemption from registration, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein.

3.             The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his owning the Restricted Shares.  The Holder is a sophisticated investor, has relied upon independent investigations made by the Holder and, to the extent believed by the Holder to be appropriate, the Holder’s representatives, including the Holder’s own professional, tax and other advisors, and is making an independent decision to invest in the Restricted Shares.  The Holder has been furnished with such documents, materials and information that the Holder deems necessary or appropriate concerning the terms and conditions of the transactions contemplated by the Agreement and the Holder’s holding of the Restricted Shares and for evaluating an investment in the Company, and the Holder has read carefully such documents, materials and information and understands and has evaluated the types of risks involved with holding the Restricted Shares.  The Holder has not relied upon any representations or other information (whether oral or written) from the Company or its stockholders, directors, officers or affiliates, or from any other person or entity, in connection with his investment in the Restricted Shares.  The Holder acknowledges that the Company has not given any assurances with respect to the tax consequences of the ownership and disposition of the Restricted Shares.

4.             The Holder understands that no U.S. federal or state or foreign agency has passed upon the Restricted Shares or upon the Company, or upon the accuracy, validity or completeness of any documentation provided to the Holder in connection with the transactions contemplated by the Agreement, nor has any such agency made any finding or determination as to holding the Restricted Shares.

5.             The Holder understands that there are substantial restrictions on the transferability of the Restricted Shares and that on the date of the Agreement and for an indefinite period thereafter there will be no public market for the Restricted Shares and, accordingly, it may not be possible for the Holder to liquidate his investment in case of emergency, if at all.  In addition, the Holder understands that the Agreement contains substantial restrictions on the transferability of the Restricted Shares and provide that, in the event that the conditions relating to the transfer of any Restricted Shares in such document have not been satisfied, the holder shall not transfer any such Restricted Shares, and unless otherwise specified the Company will not recognize the transfer of any such Restricted Shares on its books and records or issue any share certificates representing any such Restricted Shares, and any purported transfer not in accordance with the terms of the Agreement shall be void.  As such, Holder understands that: a restrictive legend or legends in a form to be set forth in the Agreement will be placed on the certificates representing the Restricted Shares; a notation will be made in the appropriate records of the Company indicating that each of the Restricted Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Restricted Shares; and the Holder will sell, transfer or otherwise dispose of the Restricted Shares only in a manner consistent with the Holder’s representations set forth herein and then only in accordance with the Agreement.

6.             The Holder understands that (i) the Restricted Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, (ii) the Restricted Shares have not been registered under the Securities Act; (iii) the Restricted Shares must be held indefinitely and he must continue to bear the economic risk of holding the Restricted Shares unless such shares are subsequently registered under the Securities Act or an exemption from such registration is available; (iv) the Holder is prepared to bear the economic risk of holding the Restricted Shares for an indefinite period of time; (v) it is not anticipated that there will be any public market for the Restricted Shares; (vi) the Restricted Shares are characterized as “restricted securities” under the U.S. federal securities laws; and (vii) the Restricted Shares may not be sold, transferred or otherwise disposed of except in compliance with federal, state and local law.

7.             The Holder understands that an investment in the Restricted Shares is not recommended for investors who have any need for a current return on this investment or who cannot bear the risk of losing their entire investment.  In that regard, the Holder understands that his holding the Restricted Shares involves a high degree of risk of loss.  The Holder acknowledges that: (i) he has adequate means of providing for his current needs and possible personal contingencies and has no need for liquidity in this investment; (ii) his commitment to investments which are not readily marketable is not disproportionate to his net worth; and (iii) his holding the Restricted Shares will not cause his overall financial commitments to become excessive.

8.             The Holder is/is not (circle one) an “accredited investor,” as such term is defined in Rule 501 of the Securities Act.